UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2011

Great Lakes Dredge & Dock Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-33225	20-5336063
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2122 York Road

Oak Brook, Illinois 60523

(Address of Principal Executive Offices)

(630) 574-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement.

Great Lakes Dredge & Dock Corporation (the “Company”) entered into an Amendment No. 4 to the Credit Agreement (“Amendment No. 4”) dated September 7, 2011 with the other Loan Parties, the Lenders, and Bank of America, N.A. (as successor by merger to LaSalle Bank National Association) as Swing Line Lender, Issuing Lender and Administrative Agent. Amendment No. 4 relates to the Credit Agreement dated as of June 12, 2007 (as amended, restated, supplemented or otherwise previously modified, the “Credit Agreement”).

Amendment No. 4 amends the Credit Agreement to permit the Company’s Agreement of Indemnity (the “New Bonding Agreement”) with Zurich American Insurance Company (“Zurich”). The Company entered into the New Bonding Agreement under which the Company can obtain performance, bid and payment bonds. The New Bonding Agreement contains no restrictive covenants and lesser collateral requirements than the existing bonding agreement. The Company expects to use the New Bonding Agreement for all future bonding requirements. The existing bonding agreement will remain in place until outstanding bonds expire as the projects underlying the bonds issued thereunder are completed.

The foregoing description of Amendment No. 4 to the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text thereof, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 — Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is furnished herewith:

10.1	Amendment No. 4 to Credit Agreement dated as of September 7, 2011 among Great Lakes Dredge & Dock Corporation, the other Loan Parties from time to time party to the Credit Agreement, the Lenders signatory thereto and Bank of America, N.A. (successor by merger to LaSalle Bank National Association) as Swing Line Lender, Issuing Lender and Administrative Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT LAKES DREDGE & DOCK CORPORATION

/s/ Bruce J. Biemeck
Date:	September 13, 2011	Bruce J. Biemeck
President
and Chief Financial Officer

EXHIBIT INDEX

Number	Exhibit

10.1	Amendment No. 4 to Credit Agreement dated as of September 7, 2011 among Great Lakes Dredge & Dock Corporation, the other Loan Parties from time to time party to the Credit Agreement, the Lenders signatory thereto and Bank of America, N.A. (successor by merger to LaSalle Bank National Association) as Swing Line Lender, Issuing Lender and Administrative Agent.